Exhibit 99.1

Investor Relations: Acme Packet Brian Norris +1.781.328.4790 bnorris@acmepacket.com	Media and Analyst Contact: CHEN PR Chris Carleton +1.781.672.3115 ccarleton@chenpr.com
Acme Packet Provides Third Quarter Financial Update and Reaffirms 2011 Business Outlook
– Company to Host Conference Call at 5:00 P.M. Eastern Time Today —
Bedford, MA. — October 4, 2011 — Acme Packet® (NASDAQ: APKT), the leader in session delivery network solutions, today provided a financial update for the quarter ended September 30, 2011 and reaffirmed its business outlook for 2011. The Company will release final financial results for the third quarter on Thursday, October 20, 2011 after the market closes. Based on preliminary third quarter estimates which are subject to change, the Company expects:
•	Total revenues to be approximately $70 million.

•	Non-GAAP[1] gross margin to be approximately 84%.

•	Earnings per share on a non-GAAP[1] basis to be between $0.20 and $0.22.
The Company today reaffirmed its previous business outlook for 2011. The Company’s outlook is based on the current indications for its business, which may change at any time. The Company expects:
•	Total revenues for 2011 to range between $315 million and $320 million.

•	Total revenue growth rate for 2011 to range between 36% and 38%.

•	Total non-GAAP EPS to range between $1.14 and $1.18.

•	Total non-GAAP EPS growth rate to range between 43% and 48%.
“While we remain confident in our second half growth plans, our third quarter results were adversely impacted by a very large opportunity at one of the two largest service providers in North America.” said Andy Ory, President and Chief Executive Officer of Acme Packet, Inc. “We now expect this opportunity to close in the first half of the fourth quarter and we remain confident in our ability to execute on our full year business outlook. I continue to believe we are well positioned to leverage the broad, multi-year, secular growth drivers associated with the global transition from TDM to IP for real time communications like voice and video.”
The Company was recently selected as the session border controller supplier for a major universal voice platform at this Tier-1 service provider in the United States. This platform is initially designed to support the existing customer’s “over-the-top” and wireline service offerings and will become a key infrastructure component to their Voice over Long Term Evolution offering. This platform is expected to become one of the largest such deployments in North America, supporting over 100 million subscribers. The initial deployment, which the Company estimates will support approximately 5 million subscribers, was expected to close in the third quarter of 2011. However, during the final stage of the third quarter, the orders associated with this initial deployment were delayed to the fourth quarter. Accordingly, the Company now expects this opportunity to close in the first half of the fourth quarter of 2011.
Company to Host Live Conference Call
The Company’s management team will host a live conference call at 5:00 p.m. eastern time today to discuss today’s announcement. The conference call may be accessed in the United States by dialing 1.800.553.5260 and using access code “APKT”. The conference call may be accessed outside of the United States by dialing +1.612.332.0820 and using access code “APKT”. The conference call will be simultaneously webcast on the Company’s investor relations website, which can be accessed at www.ir.acmepacket.com. A replay of the conference call will be available approximately two hours after the call by dialing 1.800.475.6701 or +1.320.365.3844 and using access code 219620 or by accessing the webcast replay on the Company’s investor relations website.
About Acme Packet
Acme Packet (NASDAQ: APKT), the leader in session delivery network solutions, enables the trusted, first-class delivery of next-generation voice, data and unified communications services and applications across IP networks. Our Net-Net product family fulfills demanding security, service assurance and regulatory requirements in service provider, enterprise and contact center networks. Based in Bedford, Massachusetts, Acme Packet designs and manufactures its products in the USA, selling them through over 150 reseller partners worldwide. More than 1,440 customers in 105 countries have deployed over 13,000 Acme Packet systems, including 90 of the top 100 service providers and 34 of the Fortune 100. For more information visit www.acmepacket.com.
Acme Packet, Inc. Safe Harbor Statement
Statements contained herein that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may relate to, among other things, expected financial and operating results, expected growth rates, future stock-based compensation and amortization expenses, future business prospects and market conditions. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those anticipated. These include, but are not limited to: the amount of stock-based compensation awarded; the applicable Company stock price used to determine stock-based compensation; the exercise pattern of employee stock options; difficulties expanding the Company’s customer base; difficulties leveraging market opportunities; difficulties providing solutions that meet the needs of customers; poor product sales; long sales cycles; difficulties developing new products; difficulties in relationships with vendors and partners; higher risks in international operations; difficulties managing rapid growth; difficulties managing the Company’s financial performance; the ability to hire and retain employees and appropriately staff operations; the Company’s cash needs; the impact of new accounting pronouncements and increased competition. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in the Company’s recent filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in such filings.
1 Statement on Use of Non-GAAP Financial Measures:
     To supplement its condensed consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company discloses certain non-GAAP financial measures, including “non-GAAP net income”, “net income on a non-GAAP basis”, “non-GAAP net income per share”, “non-GAAP EPS” and “net income per share on a non-GAAP basis”. These non-GAAP financial measures are not presented in accordance with GAAP and are not meant to be a substitute for the most directly comparable GAAP measures of “net income”, “EPS” or “net income per share”. Rather, these non-GAAP financial measures should be evaluated in conjunction with its most directly comparable GAAP financial measure and the Company’s financial statements as a whole.
     Management uses these supplemental non-GAAP financial measures to evaluate performance period over period, to analyze the underlying trends in the Company’s business, to assess its performance relative to its competitors, and to establish operational goals and forecasts that are used in allocating resources. Management uses these non-GAAP financial measures because they exclude stock-based compensation expense which is a non-cash charge and related payroll taxes, as well as amortization of acquired intangible assets and merger and integration-related costs associated with the Company’s acquisition activities, all of which are non-operational costs and expenses. By excluding stock-based compensation expense and related payroll taxes, amortization of acquired intangible assets, and merger and integration-related costs, management can compare the Company’s operations to prior periods and to the operations of other companies in its industry who may have materially different unusual, non-operational charges. Management does not consider any of stock-based compensation expense and related payroll taxes, amortization of acquired intangible assets, and merger and integration-related costs to be part of the Company’s operating activities or meaningful in evaluating the Company’s past financial performance or future prospects. Management believes that excluding these items is useful to investors because it is more representative of ongoing costs and therefore more comparable to historical operations.
     Because management uses them, management believes that the disclosure of these non-GAAP financial measures to investors provides greater transparency and useful information to help the investor better understand the Company’s operating performance and to evaluate the methodology used by management to evaluate and measure such performance. Notwithstanding their utility to investors in understanding operational trends, these non-GAAP measures should not be considered measures of the Company’s liquidity. In addition, the Company cautions that its definition of “non-GAAP net income”, “non-GAAP EPS” and “non-GAAP net income per share” may differ from similar measures used by other companies and may differ from period to period. Also, in future periods, management may make other adjustments for expenses and gains that it does not consider reflective of core operating performance in a particular period thereby modifying its definition of “non-GAAP net income”, “non-GAAP EPS” and “non-GAAP net income per share” by excluding these other or additional expenses and gains.

Reconciliation of Expected Non-GAAP Results for the Quarter Ended September 30, 2011 (unaudited):

	Three Months Ending
	September 30, 2011
	(unaudited)
	(in thousands, except per share data)
	Low	High
Revenue	$70,000	$70,000

Reconciliation of non-GAAP gross margin:
Gross margin	82%	82%
Adjustments:
Stock-based compensation expense and related payroll taxes	1%	1%
Amortization of acquired intangible assets	1%	1%
Merger and integration-related costs	—%	—%

Non-GAAP gross margin	84%	84%

Reconciliation of diluted non-GAAP net income per share:
Net income per share	$0.10	$0.12
Adjustments:
Stock-based compensation expense and related payroll taxes, net of taxes	0.09	0.09
Amortization of acquired intangible assets, net of taxes	0.01	0.01
Merger and integration-related costs	—	—

Non-GAAP net income per share	$0.20	$0.22

Reconciliation of Expected Non-GAAP Net Income and Non-GAAP Net Income Per Share for the Year Ending December 31, 2011 (unaudited):

	Twelve Months Ending
	December 31, 2011
	(unaudited)
	(in thousands, except per share data)
	Low	High
Revenue	$315,000	$320,000

Reconciliation of non-GAAP net income:
Net income	$55,800	$58,700
Adjustments:
Stock-based compensation expense and related payroll taxes, net of taxes	24,100	24,100
Amortization of acquired intangible assets, net of taxes	1,200	1,200
Merger and integration-related costs	200	200

Non-GAAP net income	$81,300	$84,200

Reconciliation of diluted non-GAAP net income per share:
Net income per share	$0.78	$0.82
Adjustments:
Stock-based compensation expense and related payroll taxes, net of taxes	0.34	0.34
Amortization of acquired intangible assets, net of taxes	0.02	0.02
Merger and integration-related costs	—	—

Non-GAAP net income per share	$1.14	$1.18